     As filed with the Securities and Exchange Commission on August 7, 2002
                                                         Registration No. 333-
================================================================================

                                   UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                ----------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                     Under the
                                Securities Act of 1933

                                ----------------------

                              CALDERA INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)

            Delaware                                           87-0662823
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)


                                    355 South 520 West
                                    Lindon, Utah 84042
                               Telephone:  (801) 765-4999
                       (Address of Principal Executive Offices,
                                    including Zip Code)

                         SEVERANCE AGREEMENTS and TERMINATION OF
                              CHANGE OF CONTROL AGREEMENTS
                                 (Full title of the plan)

                Darl McBride                              Copy to:
          Chief Executive Officer
        Caldera International, Inc.                     Keith L. Pope
            355 South 520 West                Parr Waddoups Brown Gee & Loveless
            Lindon, Utah 84042                185 South State Street, Suite 1300
              (801) 765-4999                      Salt Lake City, Utah 84111
  (Name, address and telephone number,                   (801) 532-7840
including area code, of agent for service)

                                ----------------------

                           CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                 PROPOSED        PROPOSED MAXIMUM
                                           AMOUNT TO BE      MAXIMUM OFFERING   AGGREGATE OFFERING       AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(1)    PRICE PER SHARE(2)        PRICE(2)       REGISTRATION FEE(2)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $001
per share (the "Common Stock")               280,000               $1.10              $308,000             $29.00
-------------------------------------------------------------------------------------------------------------------------

--------------------
(1) 195,000 shares of Common Stock registered hereunder will be issued in connection with (i) severance agreements with two executive officers and managers, and (ii) 85,000 shares of Common Stock will be issued in connection with the termination of change of control agreements with five officers and managers.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, this amount is calculated based upon the last sales price of the Company's common stock reported in The Nasdaq Stock Market on August 6, 2002, of $1.10.

================================================================================
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                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Caldera International, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the year ended October 31, 2001.

         (2) The description of the Registrant's Common Stock, par value $.001 per share, contained in the Registrant's Registration Statement on Form S-4 filed under the Securities Act.

         (3) The Registrant's Current Report on Form 8-K, filed with the Commission on July 24, 2002.

         (4) The Registrant's Current Report on Form 8-K, filed with the Commission on May 13, 2002.

         (5) The Registrant's Current Report on Form 8-K, filed with the Commission on May 9, 2002.

         (6) The Registrant's Current Report on Form 8-K, filed with the Commission on April 2, 2002.

         (7) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 2002.

         (8) The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 2002.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange
Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed to constitute a part hereof except as so modified or superceded.


                                       2
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         The consolidated financial statements (the "Audited Financial
Statements") of the Registrant included in the Registrant's Annual Report on Form 10-K for the year ended October 31, 2001 (the "Annual Report"), and incorporated by reference in this Registration Statement, have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in accounting and auditing.

         The Registrant would ordinarily be required to obtain the consent of Arthur Andersen LLP (the Registrant's former public accountant) before incorporating by reference Arthur Andersen's Report of Independent Public Accountants, dated November 30, 2001 (the "Audit Report") regarding the Audited Financial Statements contained in the Annual Report. Despite the Registrant's reasonable efforts, it has been unable to obtain such a consent from Arthur Andersen by reason of the departure from Arthur Andersen of the partner and senior manager on the Registrant's engagement team.

         The Registrant has determined that pursuant to Rule 437a promulgated under the Securities Act, the Audit Report and the Audited Financial Statements may be incorporated by reference herein without obtaining the consent of Arthur Andersen.

         Because Arthur Andersen has not consented to the inclusion by reference of their Audit Report in this Registration Statement, the Registrant believes that individuals will not be able to recover any losses or damages from Arthur Andersen pursuant to the Securities Act if the Audit Report or the Audited Financial Statements are deficient or otherwise violate the Securities Act.

         Future financial statements of the Registrant and the reports thereon by KPMG LLP will be incorporated by reference in this Registration Statement in reliance upon the authority of that firm as experts in giving those reports only to the extent, however, that said firm has audited those financial statements and consented to the use of their reports thereon.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Our certificate of incorporation limits the liability of directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our certificate of incorporation and bylaws provide that we will indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law. Under our bylaws, the Board of Directors in its discretion has the power on behalf of the corporation to indemnify any person, other than a director, including an officer, made a party to an action, suit or proceeding by reason of the fact that he is or was an officer or employee of the corporation. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Exhibit Index on page 6.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

              (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       4
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                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lindon, State of Utah on this 7th day of August, 2002.

                                       CALDERA INTERNATIONAL, INC.


                                       By /s/ DARL MCBRIDE
                                         ------------------------------------
                                         Darl McBride
                                         Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Darl McBride and Robert Bench, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below:

        Signature                                 Title
        ---------                                 -----
/s/ DARL MCBRIDE                   Chief Executive Officer (Principal executive
--------------------------     officer) and Director
Darl McBride


/s/ ROBERT K. BENCH                Chief Financial Officer (Principal financial and
--------------------------     accounting officer)
Robert K. Bench

/s/ RALPH J. YARRO III
--------------------------     Chairman of the Board of Directors and Director
Ralph J. Yarro III

/s/ STEVE CAKEBREAD
--------------------------     Director
Steve Cakebread

/s/ EDWARD E. IACOBUCCI
--------------------------     Director
Edward E. Iacobucci

/s/ DARCY MOTT
--------------------------     Director
Darcy Mott

/s/ THOMAS P. RAIMONDI
--------------------------     Director
Thomas P. Raimondi

/s/ R. DUFF THOMPSON
--------------------------     Director
R. Duff Thompson


                                       5
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                             CALDERA INTERNATIONAL, INC.

                                    EXHIBIT INDEX



Regulation S-K
Exhibit No.                                Description
--------------                             -----------
    4.1            Amended and Restated Certificate of Incorporation of Caldera
                   International, Inc. (incorporated by reference to Exhibit 3.1 to Caldera's Registration Statement on Form S-4 (File
                   No. 333-45936)).

    4.2            Amended and Restated Bylaws of Caldera International Inc.
                   (incorporated by reference to Exhibit 3.2 to Caldera's
                   Registration Statement on Form S-4 (File No. 333-45936)).

    5.1 Opinion of Parr Waddoups Brown Gee & Loveless, as to the legality of the securities offered

   23.1 The consent of Arthur Andersen LLP to the inclusion of its Report of Independent Public Accountants, dated November 30,
                   2001, is omitted pursuant to Securities Act Rule 437a.

   23.2            Consent of Parr Waddoups Brown Gee & Loveless (included in
                   Exhibit No. 5.1)

   24.1            Powers of Attorney (included on pages 5-6)




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